Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Directors
of Gilman  Ciocia, Inc.

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Gilman Ciocia, Inc. on Form S-1 and related prospectuses of our audit report dated September 26, 2005, which with respect to
Note 21 the date is June 14, 2006, with respect to the consolidated financial statements of Gilman Ciocia, Inc. for the year ended June 30, 2005, which report appears in the Annual Report on From 10-K/A of Gilman Ciocia, Inc. for the year ended June 30, 2007. We also consent to the reference of our name as it appears under the caption "Experts" in this Amendment No. 1 to Registration Statement and related prospectuses.


                                             /s/ Radin, Glass & Co., LLP

                                             Certified Public Accountants
                                             New York, New York

                                             April 3, 2008